Permian Resources Announces Fourth Quarter 2022 Results and Provides Improved 2023 Guidance

MIDLAND, Texas -- February 22, 2023 (BUSINESS WIRE) -- Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) today announced its fourth quarter and full year 2022 financial and operational results and 2023 operational plans.
Recent Financial and Operational Highlights
•Delivered fourth quarter oil production of 81.4 MBbls/d, exceeding the mid-point of prior outlook by 9%
•Reported net cash provided by operating activities of $528 million and adjusted free cash flow1 of $256 million
•Executed a series of portfolio optimization transactions, adding high-return inventory and generating ~$100 million of net cash proceeds
•Enhanced capital efficiency driven by strong well performance and cost control
•Delivered controllable cash costs of $7.89 per Boe
•Announced quarterly base dividend of $0.05 per share
2023 Financial and Operational Plan
•Increased 2023 oil and total production guidance by 4% and 3%, respectively, compared to previous outlook
◦Continue to target oil production growth of ~10% in the fourth quarter 2023 compared to the prior year period, despite exceeding fourth quarter 2022 production outlook
•Currently operating seven rigs, with plans to reduce to six rigs during second quarter 2023 as a result of operational synergies
•Reduced controllable cash costs by ~5% to $7.60 per Boe compared to previous outlook
•Announced 2023 total capital budget of $1.25 to $1.45 billion
◦Increase to prior outlook driven primarily by higher working interest (85% from 80% previously) and longer lateral lengths (9,300’ from 9,000’ previously)
•Variable return to be initiated based upon first quarter 2023 results
Management Commentary
“Permian Resources’ outstanding fourth quarter results reflect a continuation of our strong operational track record,” said Will Hickey, Co-CEO of Permian Resources. “In our first full quarter post-merger, our team delivered strong financial and operational results driven by well outperformance and continued cost discipline.”
“Our team has worked diligently to build an optimized 2023 plan that maximizes capital efficiency and leads to higher oil production and lower cash costs, accomplishing our ultimate goal of driving more free cash flow and higher returns for our investors,” said James Walter, Co-CEO of the Company. “We believe Permian Resources represents a unique value proposition for investors, with the benefits of scaled operations in the Delaware Basin combined with a nimble and creative approach to value creation, as exemplified by our recent portfolio optimization efforts.”

Financial Results
For the quarter, Permian Resources generated net cash provided by operating activities of $528 million and adjusted free cash flow of $256 million. The Company also reported net income attributable to Class A Common Stock during the fourth quarter of $83 million, or $0.26 per diluted share.
Average daily crude oil production for the fourth quarter was 81,378 barrels of oil per day (“Bbls/d”), and total production during the quarter averaged 158,208 barrels of oil equivalent per day (“Boe/d”).
Permian Resources maintains a strong financial position and low leverage profile. At December 31, 2022, the Company had approximately $60 million in cash on hand and $385 million of borrowings outstanding under its revolving credit facility. Net debt-to-LQA EBITDAX1 at December 31, 2022 was approximately 0.9x, and the Company has no debt maturities until 2026.
Operational Results
Permian Resources continues to optimize its Delaware Basin acreage position through large-scale, co-development well packages. The Company significantly exceeded its fourth quarter production targets, while maintaining cost discipline. Permian Resources’ robust production results during the quarter were primarily attributable to better than expected well performance, in addition to higher production runtime and reduced cycle times. Total capital expenditures incurred for the quarter were $325 million.
2023 Operational Plans and Targets
Based on recent operational results, Permian Resources increased its 2023 oil production target by 4% to approximately 85 MBbls/d and raised its total production target by 3% to approximately 162 MBoe/d, based on the mid-point of guidance. Permian Resources also lowered its full year 2023 guidance range for controllable cash costs (LOE, Cash G&A and GP&T) on a per unit basis by approximately 5%, compared to its preliminary full year outlook.
The estimated fiscal year 2023 total capital budget is approximately $1.25 billion to $1.45 billion. Permian Resources expects to turn-in-line (“TIL”) approximately 150 gross wells, with an average working interest of approximately 85% and 8/8ths net revenue interest of approximately 78%. This represents an increase from its previously expected full year working interest of 80%. The Company also expects its average completed lateral length during 2023 to increase to approximately 9,300 feet, compared to 9,000 feet previously.
Due to recent efficiency gains, Permian Resources expects to further reduce its operated rig program from seven currently to six during the second quarter. Assuming planned activity levels, the Company is maintaining crude oil production growth of approximately 10% in the fourth quarter 2023 compared to the fourth quarter 2022.
“Through the implementation of combined best practices, our operations team has accelerated the realization of higher operational efficiencies and reduced cycle times,” said Will Hickey, Co-CEO. “This will allow us to reduce our operated rig count sooner than anticipated, while drilling and completing the same amount of wells for the full year.”
(For a detailed table summarizing Permian Resources’ 2023 operational and financial guidance, please see the Appendix of this press release.)

Shareholder Returns
Permian Resources announced today that its Board of Directors declared a quarterly cash dividend of $0.05 per share of Class A common stock, or $0.20 per share on an annualized basis. The dividend is payable on March 15, 2023 to shareholders of record as of March 7, 2023. The Company’s base dividend represents an annualized yield of 2.1%, as of February 21, 2023.
Beginning in the first quarter of 2023, Permian Resources expects to initiate its variable return of capital program, which is structured to distribute at least 50% of free cash flow after the base dividend through a variable dividend, share repurchases or a combination of both. The Company’s inaugural variable dividend will be paid during the second quarter of 2023.
Year-End 2022 Proved Reserves
Permian Resources reported year-end 2022 total proved reserves of 582 MMBoe compared to 305 MMBoe at prior year-end. At year-end 2022, proved reserves consisted of 49% oil, 30% natural gas and 21% natural gas liquids. Proved developed reserves were 341 MMBoe (59% of total proved reserves) at December 31, 2022. Permian Resources had a standardized measure of discounted future net cash flows of $9.4 billion at December 31, 2022. The pre-tax present value at 10% (“Pre-tax PV 10%”, a non-GAAP financial measure reconciled within the Appendix) of Permian Resources’ total proved reserves was $11.7 billion at year-end.
Netherland Sewell & Associates, Inc., an independent reserve engineering firm, prepared Permian Resources’ year-end reserves estimates for the year ended December 31, 2022. (For additional information relating to our reserves, please see the Appendix of this press release.)
Annual Report on Form 10-K
Permian Resources’ financial statements and related footnotes will be available in its Annual Report on Form 10-K for the year ended December 31, 2022, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on February 23, 2023.
Conference Call and Webcast
Permian Resources will host an investor conference call on Thursday, February 23, 2023 at 8:00 a.m. Central (9:00 a.m. Eastern) to discuss fourth quarter and full year 2022 operating and financial results. Interested parties may join the webcast by visiting Permian Resources’ website at www.permianres.com and clicking on the webcast link or by dialing (888) 886-7786 (Conference ID: 74862610) at least 15 minutes prior to the start of the call. A replay of the call will be available on the Company’s website or by phone at (877) 674-7070 (Access Code: 862610) for a 14-day period following the call.
About Permian Resources
Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. The Company’s assets and operations are located in the core of the Delaware Basin. For more information, please visit www.permianres.com.

Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements may include statements about:
•volatility of oil, natural gas and NGL prices or a prolonged period of low oil, natural gas or NGL prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries, such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil;
•political and economic conditions in or affecting other producing regions or countries, including the Middle East, Russia, Eastern Europe, Africa and South America;
•the effects of excess supply of oil and natural gas resulting from the reduced demand caused by the Coronavirus Disease 2019 pandemic and the actions by certain oil and natural gas producing countries;
•our business strategy and future drilling plans;
•our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;
•our drilling prospects, inventories, projects and programs;
•our financial strategy, return of capital program, leverage, liquidity and capital required for our development program;
•our realized oil, natural gas and NGL prices;
•the timing and amount of our future production of oil, natural gas and NGLs;
•our ability to identify, complete and effectively integrate acquisitions of properties or businesses;
•our ability to realize the anticipated benefits and synergies from the Merger and effectively integrate the assets of CRP and Colgate;
•our hedging strategy and results;
•our competition and government regulations;
•our ability to obtain permits and governmental approvals;
•our pending legal or environmental matters;
•the marketing and transportation of our oil, natural gas and NGLs;
•our leasehold or business acquisitions;
•cost of developing or operating our properties;
•our anticipated rate of return;
•general economic conditions;
•weather conditions in the areas where we operate;
•credit markets;
•our ability to make dividends and share repurchases;
•uncertainty regarding our future operating results;
•our plans, objectives, expectations and intentions contained in this press release that are not historical; and
•the other factors described in our most recent Annual Report on Form 10-K, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to the merger, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described in our filings with the SEC.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any oil and gas reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
1) Adjusted Free Cash Flow and Net Debt-to-LQA EBITDAX are non-GAAP financial measures. See “Non-GAAP Financial Measures” included within the Appendix of this press release for related disclosures and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Contact:
Hays Mabry
Sr. Director, Investor Relations
(832) 240-3265
ir@permianres.com

SOURCE Permian Resources Corporation

Details of our 2023 operational and financial guidance are presented below:

	2023 FY Guidance
Net average daily production (Boe/d)	155,000	—	168,000
Net average daily oil production (Bbls/d)	82,000	—	88,000

Production costs
Lease operating expenses ($/Boe)	$4.90	—	$5.50
Gathering, processing and transportation expenses ($/Boe)	$1.00	—	$1.20
Cash general and administrative ($/Boe)[1]	$1.20	—	$1.40
Severance and ad valorem taxes (% of revenue)	6.5%	—	8.5%

Total capital expenditure program ($MM)	$1,250	—	$1,450

Operated drilling program
TILs (gross)	~150
Average working interest	~85%
Average lateral length (feet)	~9,300
(1)    Excludes stock-based compensation.

Permian Resources Corporation
Operating Highlights

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenues (in thousands):
Oil sales	$612,490	$230,791	$1,622,035	$743,069
Natural gas sales	76,454	43,212	276,957	149,478
NGL sales	72,612	42,416	232,273	137,345
Oil and gas sales	$761,556	$316,419	$2,131,265	$1,029,892

Average sales price:
Oil (per Bbl)	$81.81	$72.78	$88.95	$63.50
Effect of derivative settlements on average price (per Bbl)	2.41	(10.36)	(4.85)	(10.19)
Oil net of hedging (per Bbl)	$84.22	$62.42	$84.10	$53.31

Average NYMEX price for oil (per Bbl)	$82.64	$77.09	$94.24	$67.89
Oil differential from NYMEX	(0.84)	(4.31)	(5.29)	(4.39)

Natural gas (per Mcf)	$3.11	$4.41	$4.64	$3.67
Effect of derivative settlements on average price (per Mcf)	0.43	(1.03)	(0.53)	(0.32)
Natural gas net of hedging (per Mcf)	$3.54	$3.38	$4.11	$3.35

Average NYMEX price for natural gas (per Mcf)	$5.55	$4.74	$6.38	$3.84
Natural gas differential from NYMEX	(2.44)	(0.33)	(1.74)	(0.17)

NGL (per Bbl)	$24.48	$44.28	$34.41	$36.61

Net production:
Oil (MBbls)	7,487	3,170	18,235	11,701
Natural gas (MMcf)	24,610	9,808	59,692	40,741
NGL (MBbls)	2,966	958	6,750	3,752
Total (MBoe)(1)	14,556	5,764	34,934	22,243

Average daily net production:
Oil (Bbls/d)	81,378	34,468	49,958	32,058
Natural gas (Mcf/d)	267,503	106,613	163,539	111,619
NGL (Bbls/d)	32,246	10,412	18,494	10,278
Total (Boe/d)(1)	158,208	62,649	95,708	60,939

(1)    Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.

Permian Resources Corporation
Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating costs (in thousands):
Lease operating expenses	$73,289	$28,897	$171,867	$106,419
Severance and ad valorem taxes	54,233	20,973	155,724	67,140
Gathering, processing, and transportation expense	20,246	21,613	97,915	85,896
Operating cost metrics:
Lease operating expenses (per Boe)	$5.04	$5.01	$4.92	$4.78
Severance and ad valorem taxes (% of revenue)	7.1%	6.6%	7.3%	6.5%
Gathering, processing, and transportation expense (per Boe)	1.39	3.75	2.80	3.86

Permian Resources Corporation
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating revenues
Oil and gas sales	$761,556	$316,419	$2,131,265	$1,029,892
Operating expenses
Lease operating expenses	73,289	28,897	171,867	106,419
Severance and ad valorem taxes	54,233	20,973	155,724	67,140
Gathering, processing and transportation expenses	20,246	21,613	97,915	85,896
Depreciation, depletion and amortization	182,052	75,863	444,678	289,122
General and administrative expenses	75,617	20,643	159,554	110,454
Merger and integration expense	12,469	—	77,424	—
Impairment and abandonment expense	244	6,400	3,875	32,511
Exploration and other expenses	4,765	3,185	11,378	7,883
Total operating expenses	422,915	177,574	1,122,415	699,425
Net gain (loss) on sale of long-lived assets	13	34,422	(1,314)	34,168
Proceeds from terminated sale of assets	—	—	—	5,983
Income (loss) from operations	338,654	173,267	1,007,536	370,618

Other income (expense)
Interest expense	(39,358)	(13,931)	(95,645)	(61,288)
Gain (loss) on extinguishment of debt	—	—	—	(22,156)
Net gain (loss) on derivative instruments	(60,019)	1,860	(42,368)	(148,825)
Other income (expense)	291	124	609	395
Total other income (expense)	(99,086)	(11,947)	(137,404)	(231,874)

Income (loss) before income taxes	239,568	161,320	870,132	138,744
Income tax (expense) benefit	(40,860)	(569)	(120,292)	(569)
Net income (loss)	198,708	160,751	749,840	138,175
Less: Net (income) loss attributable to noncontrolling interest	(115,658)	—	(234,803)	—
Net income (loss) attributable to Class A Common Stock	$83,050	$160,751	$515,037	$138,175

Income (loss) per share of Class A Common Stock:
Basic	$0.29	$0.57	$1.80	$0.49
Diluted	$0.26	$0.51	$1.61	$0.46

Weighted average Class A Common Stock outstanding:
Basic	288,512	281,183	286,160	280,871
Diluted	329,454	315,748	322,816	310,170

Permian Resources Corporation
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$59,545	$9,380
Accounts receivable, net	282,846	71,295
Derivative instruments	100,797	—
Prepaid and other current assets	20,602	5,860
Total current assets	463,790	86,535
Property and equipment
Oil and natural gas properties, successful efforts method
Unproved properties	1,424,744	1,040,386
Proved properties	8,869,174	4,623,726
Accumulated depreciation, depletion and amortization	(2,419,692)	(1,989,489)
Total oil and natural gas properties, net	7,874,226	3,674,623
Other property and equipment, net	15,173	11,197
Total property and equipment, net	7,889,399	3,685,820
Noncurrent assets
Operating lease right-of-use assets	64,792	16,385
Other noncurrent assets	74,611	15,854
TOTAL ASSETS	$8,492,592	$3,804,594

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$562,156	$130,256
Operating lease liabilities	29,759	1,413
Derivative instruments	1,998	35,150
Other current liabilities	11,656	1,080
Total current liabilities	605,569	167,899
Noncurrent liabilities
Long-term debt, net	2,140,798	825,565
Asset retirement obligations	40,947	17,240
Deferred income taxes	4,430	2,589
Operating lease liabilities	41,341	16,002
Other noncurrent liabilities	3,211	24,579
Total liabilities	2,836,296	1,053,874

Shareholders’ equity
Common stock, $0.0001 par value, 1,500,000,000 shares authorized:
Class A: 298,640,260 shares issued and 288,532,257 shares outstanding at December 31, 2022 and 294,260,623 shares issued and 284,696,972 shares outstanding at December 31, 2021	30	29
Class C: 269,300,000 shares issued and outstanding at December 31, 2022 and no shares issued or outstanding at December 31, 2021	27	—
Additional paid-in capital	2,698,465	3,013,017
Retained earnings (accumulated deficit)	237,226	(262,326)
Total shareholders’ equity	2,935,748	2,750,720
Noncontrolling interest	2,720,548	—
Total equity	5,656,296	2,750,720
TOTAL LIABILITIES AND EQUITY	$8,492,592	$3,804,594

Permian Resources Corporation
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$749,840	$138,175
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	444,678	289,122
Stock-based compensation expense - equity awards	116,480	37,541
Stock-based compensation expense - liability awards	(24,174)	20,573
Impairment and abandonment expense	3,875	32,511
Exploratory dry hole costs	—	—
Deferred tax expense (benefit)	119,679	569
Net (gain) loss on sale of long-lived assets	1,314	(34,168)
Non-cash portion of derivative (gain) loss	(77,737)	16,700
Amortization of debt issuance costs and debt discount	15,362	4,992
(Gain) loss on extinguishment of debt	—	22,156
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(66,824)	(21,475)
(Increase) decrease in prepaid and other assets	(1,751)	2,907
Increase (decrease) in accounts payable and other liabilities	90,929	16,016
Net cash provided by operating activities	1,371,671	525,619
Cash flows from investing activities:
Acquisition of oil and natural gas properties	(8,858)	(6,510)
Drilling and development capital expenditures	(771,577)	(319,640)
Cash paid for business acquired in the Merger, net of cash acquired	(496,671)	—
Purchases of other property and equipment	(3,563)	(901)
Proceeds from sales of oil and natural gas properties	75,620	100,575
Net cash used in investing activities	(1,205,049)	(226,476)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	1,115,000	570,000
Repayment of borrowings under revolving credit facility	(755,000)	(875,000)
Repayment of credit facility acquired in the Merger	(400,000)	—
Proceeds from issuance of senior notes	—	170,000
Debt exchange and debt issuance costs	(19,833)	(6,421)
Premiums paid on capped call transactions	—	(14,688)
Redemption of senior secured notes	—	(127,073)
Proceeds from exercise of stock options	109	132
Dividends Paid	(14,426)	—
Distributions paid to noncontrolling interest owners	(13,465)	—
Class A Common Stock repurchased from employees for taxes due upon share vestings	(19,010)	(14,497)
Net cash (used in) provided by financing activities	(106,625)	(297,547)
Net increase (decrease) in cash, cash equivalents and restricted cash	59,997	1,596
Cash, cash equivalents and restricted cash, beginning of period	9,935	8,339
Cash, cash equivalents and restricted cash, end of period	$69,932	$9,935

Reconciliation of cash, cash equivalents and restricted cash presented on the consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2022	2021
Cash and cash equivalents	$59,545	$9,380
Restricted cash	$10,387	$555
Total cash, cash equivalents and restricted cash	$69,932	$9,935

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), our earnings release contains non-GAAP financial measures as described below.
Adjusted EBITDAX
Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income attributable to Class A Common Stock before net income/loss attributable to noncontrolling interest, interest expense, income taxes, depreciation, depletion and amortization, impairment and abandonment expense, non-cash gains or losses on derivatives, stock-based compensation (not cash-settled), exploration and other expenses, merger and integration expense, gain/loss from the sale of long-lived assets and non-recurring items. Adjusted EBITDAX is not a measure of net income as determined by GAAP.
Our management believes Adjusted EBITDAX is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.
The following table presents a reconciliation of Adjusted EBITDAX to net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended
(in thousands)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Adjusted EBITDAX reconciliation to net income:
Net income (loss) attributable to Class A Common Stock	$83,050	$224,359	$191,826	$15,802	$160,751
Net income (loss) attributable to noncontrolling interest	115,658	119,145	—	—	—
Interest expense	39,358	28,807	14,326	13,154	13,931
Income tax expense (benefit)	40,860	31,169	41,487	6,776	569
Depreciation, depletion and amortization	182,052	109,500	82,117	71,009	75,863
Impairment and abandonment expense	244	498	506	2,627	6,400
Non-cash derivative (gain) loss	88,635	(213,503)	(39,514)	86,645	(44,790)
Stock-based compensation expense(1)	54,342	18,896	(2,487)	18,834	5,594
Exploration and other expenses	4,765	2,352	1,954	2,307	3,185
Merger and integration expense	12,469	59,270	5,685	—	—
(Gain) loss on sale of long-lived assets	(13)	3	1,406	(82)	(34,422)
Adjusted EBITDAX	$621,420	$380,496	$297,306	$217,072	$187,081
(1)    Includes stock-based compensation for equity awards and also for cash-based liability awards that have not yet been settled in cash, both of which relate to general and administrative employees only. Stock-based compensation amounts for geographical and geophysical personnel are included within the Exploration and other expenses line item.

Net Debt-to-LQA EBITDAX
Net debt-to-LQA EBITDAX is a non-GAAP financial measure. We define net debt as long-term debt, net, plus unamortized debt discount and debt issuance costs on our senior notes minus cash and cash equivalents.
We define net debt-to-LQA EBITDAX as net debt (defined above) divided by Adjusted EBITDAX (defined and reconciled in the section above) for the three months ended December 31, 2022, on an annualized basis. We refer to this metric to show trends that investors may find useful in understanding our ability to service our debt. This metric is widely used by professional research analysts, including credit analysts, in the valuation and comparison of companies in the oil and gas exploration and production industry. The following table presents a reconciliation of net debt to long-term debt, net and the calculation of net debt-to-LQA EBITDAX for the period presented:

(in thousands)	December 31, 2022
Long-term debt, net	2,140,798
Unamortized debt discount and debt issuance costs on senior notes	60,001
Long-term debt	2,200,799
Less: cash and cash equivalents	(59,545)
Net debt (Non-GAAP)	2,141,254
LQA EBITDAX(1)	2,485,680
Net debt-to-LQA EBITDAX	0.9

(1) Represents adjusted EBITDAX (defined and reconciled in the section above) for the three months ended December 31, 2022, on an annualized basis.

Free Cash Flow and Adjusted Free Cash Flow
Free cash flow and adjusted free cash flow are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define free cash flow as net cash provided by operating activities before changes in working capital, less incurred capital expenditures and adjusted free cash flow as free cash flow before non-recurring merger and integration expense.
Our management believes free cash flow and adjusted free cash flow are useful indicators of the Company’s ability to internally fund its exploration and development activities and to service or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities or accounts payable related to capital expenditures. The Company believes that these measures, as so adjusted, present meaningful indicators of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. Our computations of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies. Free cash flow and adjusted free cash flow should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as determined in accordance with GAAP or as indicators of our operating performance or liquidity.
Free cash flow and adjusted free cash flow are not financial measures that are determined in accordance with GAAP. Accordingly, the following table presents a reconciliation of free cash flow and adjusted free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended December 31,
(in thousands)	2022	2021
Net cash provided by operating activities	$528,295	$192,487
Changes in working capital:
Accounts receivable	60,071	(21,523)
Prepaid and other assets	1,713	(1,104)
Accounts payable and other liabilities	(21,290)	1,433
Operating cash flow before working capital changes	568,789	171,293
Less: total capital expenditures incurred	(325,200)	(86,500)
Free cash flow	243,589	84,793
Merger and integration expense	12,469	—
Adjusted free cash flow	$256,058	$84,793

The following table summarizes the approximate volumes and average contract prices of the hedge contracts the Company had in place as of December 31, 2022 and additional contracts entered into through February 17, 2023:

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Crude Price ($/Bbl)(1)
Crude oil swaps	January 2023 - March 2023	1,575,000	17,500	$90.58
	April 2023 - June 2023	1,592,500	17,500	87.64
	July 2023 - September 2023	1,472,000	16,000	86.36
	October 2023 - December 2023	1,472,000	16,000	84.11
	January 2024 - March 2024	1,092,000	12,000	78.46
	April 2024 - June 2024	1,092,000	12,000	77.30
	July 2024 - September 2024	1,104,000	12,000	76.21
	October 2024 - December 2024	1,104,000	12,000	75.27

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Collar Price Ranges ($/Bbl)(2)
Crude oil collars	January 2023 - March 2023	810,000	9,000	$75.56 - $91.15
	April 2023 - June 2023	819,000	9,000	75.56 - 91.15
	July 2023 - September 2023	644,000	7,000	76.43 - 92.70
	October 2023 - December 2023	644,000	7,000	76.43 - 92.70

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Differential ($/Bbl)(3)
Crude oil basis differential swaps	January 2023 - March 2023	729,999	8,111	$0.55
	April 2023 - June 2023	739,499	8,126	0.55
	July 2023 - September 2023	749,000	8,141	0.52
	October 2023 - December 2023	749,002	8,141	0.52
	January 2024 - March 2024	637,000	7,000	0.43
	April 2024 - June 2024	637,000	7,000	0.43
	July 2024 - September 2024	644,000	7,000	0.43
	October 2024 - December 2024	644,000	7,000	0.43

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Differential ($/Bbl)(4)
Crude oil roll differential swaps	January 2023 - March 2023	1,350,000	15,000	$1.34
	April 2023 - June 2023	1,365,000	15,000	1.25
	July 2023 - September 2023	1,380,000	15,000	1.23
	October 2023 - December 2023	1,380,000	15,000	1.22
	January 2024 - March 2024	637,000	7,000	0.75
	April 2024 - June 2024	637,000	7,000	0.74
	July 2024 - September 2024	644,000	7,000	0.73
	October 2024 - December 2024	644,000	7,000	0.72

(1)    These crude oil swap transactions are settled based on the NYMEX WTI index price on each trading day within the specified monthly settlement period versus the contractual swap price for the volumes stipulated.

(2)    These crude oil collars are settled based on the NYMEX WTI index price on each trading day within the specified monthly settlement period versus the contractual floor and ceiling prices for the volumes stipulated.
(3)    These crude oil basis swap transactions are settled based on the difference between the arithmetic average of ARGUS MIDLAND WTI and ARGUS WTI CUSHING indices, during each applicable monthly settlement period.
(4)    These crude oil roll swap transactions are settled based on the difference between the arithmetic average of NYMEX WTI calendar month prices and the physical crude oil delivery month price.

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd Avg. Gas Price ($/MMBtu)(1)
Natural gas swaps	January 2023 - March 2023	1,670,157	18,557	$7.64
	April 2023 - June 2023	1,572,752	17,283	4.70
	July 2023 - September 2023	1,486,925	16,162	4.70
	October 2023 - December 2023	1,413,628	15,366	4.90
	January 2024 - March 2024	464,919	5,109	5.01
	April 2024 - June 2024	446,321	4,905	3.93
	July 2024 - September 2024	429,388	4,667	4.01
	October 2024 - December 2024	413,899	4,499	4.32

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Collar Price Ranges ($/MMBtu)(2)
Natural gas collars	January 2023 - March 2023	7,104,843	78,943	$4.67 - $10.33
	April 2023 - June 2023	6,389,748	70,217	3.64 - 7.62
	July 2023 - September 2023	6,563,075	71,338	3.64 - 7.52
	October 2023 - December 2023	6,636,372	72,134	3.66 - 8.22
	January 2024 - March 2024	3,175,081	34,891	3.36 - 9.44
	April 2024 - June 2024	1,373,679	15,095	3.00 - 6.45
	July 2024 - September 2024	1,410,612	15,333	3.00 - 6.52
	October 2024 - December 2024	1,426,101	15,501	3.25 - 7.30

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Differential ($/MMBtu)(3)
Natural gas basis differential swaps	January 2023 - March 2023	6,075,000	67,500	$(1.10)
	April 2023 - June 2023	6,142,500	67,500	(1.30)
	July 2023 - September 2023	6,210,000	67,500	(1.30)
	October 2023 - December 2023	6,210,000	67,500	(1.30)
	January 2024 - March 2024	1,820,000	20,000	(0.59)
	April 2024 - June 2024	1,820,000	20,000	(0.67)
	July 2024 - September 2024	1,840,000	20,000	(0.66)
	October 2024 - December 2024	1,840,000	20,000	(0.64)

(1)    These natural gas swap contracts are settled based on the NYMEX Henry Hub price on each trading day within the specified monthly settlement period versus the contractual swap price for the volumes stipulated.
(2)    These natural gas collars are settled based on the NYMEX Henry Hub price on each trading day within the specified monthly settlement period versus the contractual floor and ceiling prices for the volumes stipulated.
(3)    These natural gas basis swap contracts are settled based on the difference between the inside FERC’s West Texas WAHA price and the NYMEX price of natural gas, during each applicable monthly settlement period.

The following table summarizes estimated proved reserves, pre-tax PV 10%, and standardized measure of discounted future cash flows for the periods indicated:

	December 31, 2022	December 31, 2021	December 31, 2020
Proved developed reserves:
Oil (MBbls)	156,941	77,973	70,716
Natural gas (MMcf)	652,270	326,223	279,556
NGL (MBbls)	74,940	30,318	31,672
Total proved developed reserves (MBoe)(1)	340,593	162,662	148,981
Proved undeveloped reserves:
Oil (MBbls)	130,091	75,480	79,776
Natural gas (MMcf)	381,301	250,782	248,231
NGL (MBbls)	47,911	25,265	28,773
Total proved undeveloped reserves (MBoe)(1)	241,553	142,542	149,921
Total proved reserves:
Oil (MBbls)	287,032	153,453	150,492
Natural gas (MMcf)	1,033,571	577,005	527,787
NGL (MBbls)	122,851	55,583	60,445
Total proved reserves (MBoe)(1)	582,146	305,204	298,902

Proved developed reserves %	59%	53%	50%
Proved undeveloped reserves %	41%	47%	50%

Reserve values (in millions):
Standard measure of discounted future net cash flows	$9,425.6	$3,396.3	$1,184.7
Discounted future income tax expense	2,289.1	481.2	4.4
Total proved pre-tax PV 10%(2)	$11,714.7	$3,877.5	$1,189.1

(1)    Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.
(2)    Total proved pre-tax PV 10% (“Pre-tax PV 10%”) is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, and it is derived from the standardized measure of discounted future net cash flows (the ‘‘Standardized Measure’’), which is the most directly comparable GAAP financial measure. Pre-tax PV 10% is computed on the same basis as the Standardized Measure but without deducting future income taxes. We believe Pre-tax PV 10% is a useful measure for investors when evaluating the relative monetary significance of our oil and natural gas properties. We further believe investors may utilize our Pre-tax PV 10% as a basis for comparison of the relative size and value of our proved reserves to other companies because many factors that are unique to each individual company impact the amount of future income taxes to be paid. However, Pre-tax PV 10% is not a substitute for the Standardized Measure. Our Pre-tax PV 10% and Standardized Measure do not purport to present the fair value of our proved oil, NGL and natural gas reserves.